Exhibit 10.2
COMPANY STOCK PURCHASE AND SUPPORT AGREEMENT
     THIS COMPANY STOCK PURCHASE AND SUPPORT AGREEMENT (this “Agreement”) is made as of August 21, 2007, by and between MGM MIRAGE, a Delaware corporation (the “Company”), and INFINITY WORLD INVESTMENTS LLC, a Nevada limited liability company (“Infinity World”).
RECITALS
     WHEREAS, the Company and Infinity World, through certain Affiliated entities of Infinity World (Infinity World and such Affiliated entities and their permitted successors and assigns being referred to herein as the “Infinity World Group”) have determined to enter into a joint venture agreement (the “Joint Venture Agreement”) pursuant to which the Company and/or it’s Affiliates would contribute certain membership interests of entities holding the real estate assets of, and engaged in the project commonly known as, “CityCenter,” and the Infinity World Group would make certain capital contributions, to a newly formed limited liability company organized under the laws of the State of Delaware;
     WHEREAS, the Infinity World Group proposes to make a public tender offer (the “Tender Offer”) pursuant to an Offer to Purchase and related documentation (as amended and supplemented, the “Offer Documents”) to purchase up to 14,200,000 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), at a price per share of Common Stock equal to $84.00 net to the seller in cash (as such price may be adjusted, the “Offer Price”), on the terms and conditions set forth in the Offer Documents;
     WHEREAS, pursuant to the terms and conditions of this Agreement, the Company has agreed to issue and sell to Infinity World and Infinity World has agreed to purchase, 14,200,000 shares of Common Stock of the Company at a price per share of Common Stock equal to the Offer Price; and
     WHEREAS, the Company desires to grant the Infinity World Group certain rights with respect to the shares of Common Stock acquired by Infinity World pursuant to this Agreement and pursuant to the Tender Offer; and
     WHEREAS, in connection with and as an inducement to the Infinity World Group to enter into this Agreement, Tracinda Corporation, a Nevada corporation and the holder of approximately 153,837,330 shares of the Common Stock of the Company (Tracinda Corporation, its sole shareholder and any successor to Tracinda Corporation wholly owned by the sole shareholder of Tracinda Corporation are referred to herein as the “Majority Stockholder”), is concurrently herewith entering into a stockholder support agreement whereby the Majority Stockholder has agreed to vote its shares in favor of the Persons nominated to serve on the Board of Directors of the Company in accordance with this Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. DEFINITIONS AND REGISTRATION RIGHTS.
          1.1 Definitions. For purposes of this Agreement:
               (a) “Acquisition” and “Acquisitions” have the meanings set forth in Section 3.2(a).
               (b) “Affiliate” and “Affiliated” have the meaning ascribed to it in Rule 405 under the Securities Act.
               (c) “Agreement” has the meaning set forth in the Preamble.
               (d) “Automatic Shelf Registration Statement” has the meaning ascribed to it in Rule 405 under the Securities Act.
               (e) “Closing” has the meaning set forth in Section 2.2(a).
               (f) “Closing Date” means the date on which the Closing occurs.
               (g) “Common Stock” has the meaning set forth in the Recitals.
               (h) “Company” has the meaning set forth in the Preamble.
               (i) “Current Shelf Registration Statement” means the Company’s Automatic Shelf Registration Statement (File No. 333-133925), as amended or supplemented.
               (j) “Effectiveness Period” means the period commencing on the first date that a Prospectus Supplement is filed under the Securities Act and ending on the date the Registration Rights terminate pursuant to Section 5.8.
               (k) “Encumbrances” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.
               (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (m) “Filing Deadline” has the meaning set forth in Section 5.1(a).
               (n) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (o) “Free Writing Prospectus” has the meaning set forth in Rule 405 of the Securities Act.
               (p) “Gaming Approvals” means, with respect to any action by a particular Person, any consent, finding of suitability, license, approval or other authorizations required for such action by such Person from a Gaming Authority or under Gaming Laws.
               (q) “Gaming Authority” means those national, state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or regulating gaming or gaming activities in any jurisdiction.
               (r) “Gaming Laws” means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction.
               (s) “Governmental Entity” means any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including all applicable Gaming Authorities.
               (t) “HSR Act” has the meaning set forth in Section 3.3(c).
               (u) “Infinity World” has the meaning set forth in the Preamble.
               (v) “Infinity World Group” has the meaning set forth in the Recitals.
               (w) “Infinity World Group Pro Rata Share” means, at any point in time, that percentage obtained by dividing (i) the total number of shares of Common Stock beneficially owned by the Infinity World Group, as of such point in time, by (ii) the total number of shares of Common Stock outstanding as of such point in time (as reasonably calculated based upon all available information).
               (x) “Issue Notice” has the meaning set forth in Section 3.1(a).
               (y) “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 of the Securities Act.
               (z) “Joint Venture Agreement” has the meaning set forth in the Recitals.
               (aa) “Majority Stockholder” has the meaning set forth in the Recitals.
               (bb) “Material Event” has the meaning set forth in Section 5.3(d).
               (cc) “New Shares” has the meaning set forth in Section 3.1.
               (dd) “Nomination Notice” has the meaning set forth in Section 4.3(a).
               (ee) “Nominee” and “Nominees” have the meanings set forth in Section 4.1.

               (ff) “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
               (gg) “Prospectus Supplement” means a prospectus supplement relating to the Current Shelf Registration Statement or any other registration statement of the Company, as amended or supplemented, and all materials incorporated by reference therein.
               (hh) “Purchase Price” has the meaning set forth in Section 2.1(b).
               (ii) “Purchased Shares” has the meaning set forth in Section 2.1(a).
               (jj) “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.
               (kk) “Registrable Securities” means: (i) any shares of Common Stock now held or hereafter acquired in any manner by the Infinity World Group (including the Transaction Shares); and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above.
               (ll) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 5.1 and 5.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Infinity World Group, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
               (mm) “Registration Statement” means any Shelf Registration Statement or other registration statement filed pursuant to Article 5 of this Agreement.
               (nn) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.
               (oo) “Schedule 14D-9” has the meaning set forth in Section 3.4(b).
               (pp) “SEC” means the Securities and Exchange Commission.
               (qq) “Securities Act” means the Securities Act of 1933, as amended.
               (rr) “Shelf Registration Statement” has the meaning set forth in Section 5.1(b).
               (ss) “Transaction Shares” means any shares of Common Stock acquired by the Infinity World Group pursuant to: (i) the Tender Offer; and (ii) the purchase and sale of the Purchased Shares pursuant to this Agreement.

               (tt) “Unsubscribed Shares” has the meaning set forth in Section 3.1(c).
               (uu) “Violation” has the meaning set forth in Section 5.5(a).

     2. PURCHASE OF STOCK
          2.1 Issuance of Purchased Shares.
               (a) Issuance of Purchased Shares. Subject to the terms and conditions of this Agreement, at the Closing, Infinity World shall purchase and the Company shall be obligated to issue and sell to Infinity World, 14,200,000 shares of Common Stock of the Company (the “Purchased Shares”) free and clear of all Encumbrances, except for any restrictions on transfer arising under the Securities Act or any applicable state securities laws.
               (b) The Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the Company’s obligation to issue and sell the Purchased Shares to Infinity World, Infinity World shall pay to the Company an amount of cash equal to the product obtained by multiplying (i) the number of Purchased Shares; by (ii) the Offer Price (the total amount to be paid hereunder is referred to herein as the “Purchase Price”).
          2.2 Closing of Issuance and Sale of Purchased Shares.
               (a) The Closing. The closing of the issuance and sale of the Purchased Shares by the Company to Infinity World (the “Closing”) shall take place at the offices of Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP, 10250 Constellation Boulevard -19th Floor, Los Angeles, CA 90067, and unless another time is agreed in writing by each of the parties hereto, such issuance and sale shall take place at 10:00 a.m., Pacific Time, two business days following the satisfaction and/or waiver of all conditions to close set forth in Section 2.4 (other than such conditions as can be satisfied only at the Closing).
               (b) Deliveries by the Company. At the Closing, the Company shall deliver:
               (i) one or more certificates representing the Purchased Shares, each such certificate to be duly and validly issued in favor of Infinity World (or an Affiliate thereof designated by Infinity World) and otherwise sufficient to vest in Infinity World (or an Affiliate thereof designated by Infinity World) good title to such Purchased Shares; and
               (ii) all other previously undelivered documents required to be delivered by the Company to Infinity World at or prior to the Closing pursuant to Section 2.4.
               (c) Deliveries by Infinity World. At the Closing, Infinity World shall deliver:
               (i) the Purchase Price to an account designated by the Company at least two business days prior to the Closing by wire transfer of immediately available funds; and

          (ii) all other previously undelivered documents required to be delivered by Infinity World to the Company at or prior to the Closing pursuant to Section 2.4.
          2.3 Representations and Warranties.
               (a) The Company represents and warrants to Infinity World as follows:
          (i) Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full corporate or other organizational power and authority to issue and sell the Purchased Shares to Infinity World.
          (ii) Authorization; Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the purchase and sale of the Purchased Shares. The execution, delivery and performance by the Company of this Agreement and the consummation of the purchase and sale of the Purchased Shares have been duly authorized by the Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the purchase and sale of the Purchased Shares. No vote of, or consent by, the holders of any class or series of stock issued by the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the purchase and sale of the Purchased Shares.
          (iii) Execution; Validity of Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Infinity World, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          (iv) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the Gaming Approvals, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the purchase and sale of the Purchased Shares in accordance herewith or compliance by the Company with any of the provisions hereof will (1) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, (2) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or any other Person, (3) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or to which its assets are subject, or (4) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.
               (v) Good Title Conveyed. At the time of issuance, the Purchased Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. The stock certificates and other instruments to be executed and delivered by the Company to Infinity World at the Closing will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, and will effectively vest in Infinity World good title to all the Purchased Shares, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and any applicable state securities laws.
               (vi) State Takeover Laws. The Board has taken all necessary action, including proper adoption of resolutions of the Board, to: (1) approve the Joint Venture and the transactions contemplated by this Agreement; and (2) with respect to any acquisitions of Common Stock permitted by this Agreement pursuant to Section 3.2, waive the application of any restrictions on “business combinations” set forth in Section 203 of the Delaware General Corporation Law (as amended) once the Infinity World Group has acquired sufficient shares of Common Stock to be deemed an “interested stockholder” for purposes of Section 203 of the Delaware General Corporation Law (as amended). The Company shall have delivered to Infinity World at or prior to the Closing a true and complete copy of the aforesaid Board resolutions and evidence of any other action taken by the Board with respect to this Agreement. No other state takeover or similar statute or regulation or other similar provision of the Certificate of Incorporation or the Bylaws of the Company is applicable to this Agreement, the Joint Venture, the Tender Offer or the purchase and sale of the Transaction Shares and any additional shares of Common Stock that may be acquired by the Infinity World Group in the future.
               (vii) Brokers or Finders. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.
               (b) Infinity World. Infinity World represents and warrants to the Company as follows:
               (i) Organization; Authorization; Validity of Agreement. Infinity World is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada and has full limited liability company power and authority to execute and deliver this Agreement and to consummate the purchase and sale of the Purchased Shares. The execution, delivery and performance by Infinity World of this Agreement and the consummation of the purchase and sale of the Purchased Shares have been duly authorized by the Board of Managers of Infinity World, and no other limited liability company action on the part of Infinity World is necessary to authorize the execution and delivery by Infinity World of this Agreement or the consummation of the purchase and sale of the Purchased Shares. No vote of, or consent by, the holders of any membership interests issued by Infinity World is necessary to authorize the execution and delivery by Infinity World of this Agreement or the consummation by it of the purchase and sale of the Purchased Shares.
               (ii) Execution; Validity of Agreement. This Agreement has been duly executed and delivered by Infinity World, and assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Infinity World, enforceable against Infinity World in accordance with its terms.
               (iii) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the Gaming Approvals, none of the execution, delivery or performance of this Agreement by Infinity World, the consummation by Infinity World of the purchase and sale of the Purchased Shares or compliance by Infinity World with any of the provisions hereof will (1) conflict with or result in any breach of any provision of the articles of organization or operating agreement of Infinity World, (2) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (3) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Infinity World is a party or to which its assets are subject, or (4) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Infinity World.
               (iv) Acquisition of Purchased Shares for Investment; Ability to Evaluate and Bear Risk.
                    (1) Infinity World is acquiring the Purchased Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Purchased Shares. Notwithstanding the foregoing, Infinity World shall be permitted to pledge all or any portion of the Purchased Shares to any third party financing sources.
                    (2) Infinity World is able to bear the economic risk of holding the Purchased Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Shares.
               (v) Brokers’ and Finders’ Fees. Except for any payments owed to Credit Suisse Group, for which Infinity World shall be solely responsible, neither Infinity World nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the with any of the transactions contemplated by this Agreement.
   2.4 Conditions to Closing.
               (a) Conditions to Each Party’s Obligation to Close. The respective obligation of each party to consummate the purchase and sale of the Purchased Shares shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:
               (i) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the purchase and sale of the Purchased Shares; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or prohibiting consummation of the purchase and sale of the Purchased Shares.
               (ii) Antitrust Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.
               (iii) Gaming Approvals. Infinity World shall have received from all Governmental Entities all approvals, authorizations, consents or waivers required to enable Infinity World to acquire the Purchased Shares without violating any Gaming Laws, including the Gaming Approvals on terms and conditions reasonably satisfactory to Infinity World.
               (iv) Tender Offer. The Tender Offer shall have expired or been terminated in accordance with its terms and the provisions of the Exchange Act and the applicable rules thereunder.
               (b) Conditions to Obligations of Infinity World to Close. The obligations of Infinity World to consummate the purchase and sale of the Purchased Shares shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:
               (i) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity seeking to restrain or prohibit the consummation of the purchase and sale of the Purchased Shares or the performance of any of the other transactions reasonably related thereto or seeking to impose material limitations on the ability of Infinity World effectively to exercise full rights of ownership of the Purchased Shares, including the right to vote the Purchased Shares.
               (ii) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.
               (iii) Covenants. The Company shall have complied in all material respects with all covenants, agreements and obligations of the Company contained in this Agreement.
               (iv) Closing Deliveries. The Company shall have delivered all of the items required by Section 2.2(b).
               (v) Prospectus Supplement. The Prospectus Supplement with respect to the Transaction Shares as contemplated by Section 5.1 shall have been filed with the SEC, and neither the SEC nor any other Governmental Entity shall have issued any stop order suspending the effectiveness of the Current Shelf Registration Statement to which the Prospectus Supplement relates or initiated or threatened any proceedings for that purpose.
The foregoing conditions are for the sole benefit of Infinity World, may be waived by Infinity World, in whole or in part, at any time and from time to time in the sole discretion of Infinity World. The failure by Infinity World at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.
               (c) Conditions to Obligations of the Company to Close. The obligations of the Company to consummate the purchase and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
               (i) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity seeking to restrain or prohibit the consummation of the purchase and sale of the Purchased Shares.
               (ii) Representations and Warranties. The representations and warranties of Infinity World set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.
               (iii) Covenants. Infinity World shall have complied in all material respects with all covenants, agreements and obligations of Infinity World contained in this Agreement.
               (iv) Closing Deliveries. Infinity World shall have delivered all of the items required by Section 2.2(c).

The foregoing conditions are for the sole benefit of the Company, may be waived by the Company, in whole or in part, at any time and from time to time in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.
     3. ADDITIONAL COVENANTS.
          3.1 Infinity World Group Pro Rata Share Rights. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to Infinity World the right to acquire shares of Common Stock or other securities of the Company exercisable for or convertible into the Common Stock (“New Shares”) which the Company may, from time to time, propose to sell and issue; provided, however, that Infinity World shall be entitled to apportion such right among itself and its Affiliates in such proportions as it deems appropriate. The rights and obligations under this Section 3.1 shall expire when the aggregate number of shares of Common Stock beneficially owned by the Infinity World Group falls below five percent (5%) of the total number of outstanding shares of Common Stock. Each time the Company proposes to offer New Shares, the Company shall concurrently with offering any New Shares to any Person (other than the Infinity World Group) make an offering to Infinity World to acquire that number of New Shares being offered equal to the product obtained by multiplying (i) the total number of New Shares to be offered, by (ii) the Infinity World Group Pro Rata Share, all in accordance with the following provisions:
               (a) The Company shall deliver a notice (an “Issue Notice”) to Infinity World setting forth: (i) its intention to issue New Shares; (ii) a description of and the number of such New Shares to be issued; and (iii) the price and terms upon which the Company proposes to issue such New Shares.
               (b) Within twenty (20) days after receipt of the Issue Notice, Infinity World may elect to purchase, at the price and on the terms specified in the Issue Notice, up to an amount of the New Shares equal to the product of: (a) the Infinity World Group Pro Rata Share multiplied by (b) the New Shares to be issued.
               (c) If all of the New Shares that Infinity World is entitled to obtain pursuant to Section 3.1(a) are not subscribed for by the Infinity World Group as provided in Section 3.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.1(b) hereof, issue the remaining unsubscribed portion of such New Shares (“Unsubscribed Shares”) to any Person or Persons at a price not less than that, and upon other terms no more favorable to such Person or Persons than those, specified in the Issue Notice. If the Company does not enter into an agreement for the sale of such Unsubscribed Shares within such ninety (90) day period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Unsubscribed Shares shall not be issued unless first reoffered to Infinity World in accordance with this Section 3.1.
               (d) The rights granted hereunder to Infinity World pursuant this Section 3.1 may be transferred to an Affiliate of Infinity World.

          3.2 Cooperation with Acquisitions.
               (a) General Support. Subject to Section 3.6 of this Agreement, the Infinity World Group shall be entitled to acquire, in accordance with applicable securities laws and Gaming Laws, shares of capital stock or other securities of the Company pursuant to, among other things: (i) market transactions, including transactions on a national securities exchange (including through the commencement of one or more tender offers) or quotations service or over-the-counter market; (ii) privately negotiated transactions; (iii) block trades; (iv) short-sales; (v) through one or more underwriters on a firm commitment or best-efforts basis; (vi) through broker-dealers, which may act as agents or principals; (vii) directly from one or more purchasers; (viii) through agents; or (ix) in any combination of the above or by any other legally available means (each, an “Acquisition” and, collectively, “Acquisitions”). The Company shall (i) use its commercially reasonable efforts to cooperate with and assist the Infinity World Group in any Acquisition and shall not take any action that prevents, hinders or otherwise impedes or delays, or has the intent or effect of preventing, hindering or otherwise impeding or delaying, an Acquisition, and (ii) take any actions that the Infinity World Group may reasonably request to facilitate or consummate an Acquisition.
               (b) Stockholder Information. In connection with any Acquisition, upon the request of Infinity World, the Company shall cause its transfer agent to furnish Infinity World, as promptly as practicable, with mailing labels containing the names and addresses of the record holders of shares of capital stock or other securities of the Company as of a recent date and of those Persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company’s possession or control regarding the beneficial owners of shares of capital stock or other securities of the Company, and shall furnish to the Infinity World such information and assistance (including updated lists of stockholders, security position listings and computer files) as Infinity World may reasonably request to facilitate communication of an applicable Acquisition to the Company’s stockholders.
               (c) The rights and obligations under this Section 3.2 shall expire when the aggregate number of shares of Common Stock beneficially owned by the Infinity World Group falls below five percent (5%) of the total number of outstanding shares of Common Stock.
          3.3 Cooperation to Obtain Regulatory Approvals.
               (a) Gaming Approvals. The Company acknowledges that the Infinity World Group and certain of its representatives will promptly seek Gaming Approvals in connection with its acquisition of the shares of Common Stock of the Company. The Company shall take all action reasonably requested by Infinity World to assist the Infinity World Group (and any of its representatives named by the Infinity World Group) to obtain as promptly as practicable after the Infinity World Group files an application or request with any Gaming Authority or other Governmental Entity all Gaming Approvals sought by the Infinity World Group. Without limiting the generality of the forgoing, the Company shall use its reasonable best efforts to (i) prepare and file any and all forms, registrations and notices (including any petitions for declaratory ruling that Infinity World reasonably requests the Company to prepare and file with any Gaming Authority in connection with seeking any Gaming Approvals) sought to be obtained by the Infinity World Group, (ii) consult with the Infinity World Group with respect to any actions necessary to obtain Gaming Approvals for the Infinity World Group and its representatives, provide any necessary information with respect to, and provide the Infinity World Group (or its counsel) with copies of, all filings made by the Company with any Gaming Authority which relates to the Infinity World Group or its representatives, (iii) provide copies of all correspondence received by the Company from any Gaming Approvals that relate to the Infinity World Group, and (iv) arrange meetings with each of the Gaming Authorities as promptly as practicable after the date hereof and, at the request of the Infinity World Group, attend such meetings to support the issuance of the Gaming Approvals to the Infinity World Group and its representatives. The Company shall not take any action after the date hereof that could reasonably be expected to materially delay the Infinity World Group or its representatives from obtaining, or result in the Infinity World Group or its representatives not obtaining, any Gaming Approvals from any Gaming Authority.
               (b) The Infinity World Group shall use its reasonable best efforts to make any filings that are necessary and required, if any, to acquire the Transaction Shares without violating any Gaming Approvals.
               (c) HSR Approvals. The Company shall make, or cooperate in the making of, any filings reasonably requested by Infinity World in connection with compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) as promptly as practicable and, concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, request early termination of the HSR Act waiting period. All filing fees required to be paid in connection with any filing or application required under the HSR Act shall be borne by the Infinity World Group.
          3.4 Tender Offer.
               (a) Infinity World agrees that the Offer Documents shall comply as to form in all material respects with the requirements of Exchange Act and, on the date filed with the SEC and on the date first published, sent or given to the Company’s stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Infinity World agrees promptly to correct any information in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Infinity World further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents, as so amended or supplemented, to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Infinity World agrees to provide the Company and its counsel in writing with any comments the Infinity World Group or its counsel may receive from the SEC or its staff with respect to the Tender Offer promptly after the receipt of such comments.

               (b) Within ten (10) business days of the Infinity Group files its Tender Offer Statement on Schedule TO with respect to the Tender Offer and other Offer Documents with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer (such Schedule 14D-9, as amended from time to time, the “Schedule 14D-9”) containing its recommendation (in which the Company may remain “neutral” with respect to the Tender Offer, but in no event shall the Company recommend rejection of the Tender Offer or take any position adverse to the Tender Offer) and shall cause the Schedule 14D-9 to be published or mailed to the stockholders of the Company. The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Securities Exchange, and, on the date filed with the SEC and on the date first published, sent or given to the Company’s stockholders, such Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Infinity Group specifically for inclusion in the Schedule 14D-9. The Company agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by applicable federal securities laws. The Infinity Group and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide the Infinity Group and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.
          3.5 Company Share Repurchase Programs. The Company may engage in its current share repurchase programs or similar arrangements, including the Company’s July 2004 share repurchase program, and shall be entitled to commence any new share repurchase program or similar arrangements or otherwise purchase or acquire or redeem shares of Common Stock or other securities of the Company; provided that no such purchase programs, acquisitions or redemption of shares of Common Stock by the Company shall result in the Infinity World Group being in violation of any Gaming Laws in any jurisdiction prior to the Infinity World Group obtaining all Gaming Approvals necessary for the Infinity World Group to own the Transaction Shares in accordance with all Gaming Laws.
          3.6 The Standstill Obligations.
               (a) Standstill Covenant. Infinity World agrees that, without the prior written consent of the Company, it shall not, nor shall any of its Affiliates:
               (i) acquire or offer to acquire or agree to acquire (including in the public markets) from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of in excess of twenty percent (20%) of the outstanding

Common Stock of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire);
               (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposals, in each case with respect to the Company; provided, however, that the foregoing shall not apply to any person who is a director of the Company acting in his capacity as a director of the Company with respect to matters approved by a majority of the Board of Directors of the Company; or
               (iii) form, join, in any way participate in, or encourage the formation of, a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; or
               (iv) deposit any securities of the Company into a voting trust, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect to which, in each case, a Person who is not an Affiliate of Infinity World is a party; or
provided, however, that no such ownership in excess of twenty percent (20%) shall be deemed to have occurred solely due to (1) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally (2) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock, or (3) any increase in the percentage ownership by Infinity World of outstanding share of Common Stock of the Company resulting from any action taken by the Company, including the repurchase of shares of Common Stock of the Company pursuant to any share repurchase or similar program.
               (b) Notwithstanding anything in the foregoing to the contrary, the prohibition on the acquisition by Infinity World of beneficial ownership of more than twenty percent (20%) of the outstanding Common Stock set forth in Section 3.6(a) shall lapse in the event that: (i) Majority Stockholder at any point in time is the beneficial owner of less than twenty-five percent (25%) of the outstanding shares of Common Stock; or (ii) the Company or any of its respective representatives causes, directly or indirectly, the sale or transfer to any Person (other than Infinity World and its Affiliates) of shares of Common Stock equal to fifteen percent (15%) or more of the total outstanding shares of Common Stock at any time that Infinity World and its Affiliates collectively beneficially own fifteen percent (15%) or more of the total outstanding shares of Common Stock. The Company shall provide Infinity World with at least seven (7) days written notice prior to the Company entering into any contract, agreement or other arrangement relating to an Acquisition Transaction.

               (c) For purposes of this Section 3.6, the term “Acquisition Transaction” means: (x) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i)(A) the Company is a constituent corporation or is otherwise involved in such transaction and (B) that would result in the stockholders of the Company immediately prior to such transaction not holding beneficial or record ownership of shares of Common Stock representing at least a majority of the total outstanding shares of Common Stock after such transaction, (ii) a Person or group of Persons directly or indirectly acquires beneficial or record ownership of shares of Common Stock representing more than fifty percent (50)% of the outstanding shares of Common Stock, or (iii) the Company issues shares of Common Stock representing more than fifty percent (50%) of the outstanding shares of Common Stock; and (y) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for a majority of the consolidated net revenues, net income or assets of the Company.
     4. SUPPORT FOR THE INFINITY WORLD GROUP BOARD NOMINEES.
          4.1 Initial Infinity World Group Nominee. Infinity World shall, at all times that the Infinity World Group beneficially owns at least 5% of the outstanding Common Stock of the Company and the Joint Venture Agreement has not terminated, be entitled to designate one nominee for election to serve on the Board (each individual nominated by the Infinity World Group pursuant to procedures set forth in Section 4.3, being a “Nominee” and collectively, the “Nominees”), provided that the Infinity World Group and such individuals have obtained all applicable Gaming Approvals necessary for the Nominee to serve on the Board without violating any Gaming Laws. Each Nominee shall be reasonably acceptable to the Board after a routine investigation of the Nominee to determine whether such Nominee is reasonably likely to meet the standards set by applicable Gaming Authorities; provided, however that any such investigation by the Board shall be consistent with the past practices of the Board in investigating and reviewing all other non-executive or other management candidates for nomination for election to serve on the Board.
          4.2 Additional Infinity World Group Nominees. The Infinity World Group shall, at all times that the Infinity World Group beneficially owns at least 12% of the outstanding Common Stock of the Company and prior to the termination of the Joint Venture Agreement, be entitled to designate a number of Nominees for election to serve on the Board equal to the product (rounded down to the nearest whole number) of: (a) the Infinity World Group Pro Rata Share; multiplied by (b) the total number of directors then authorized to serve on the Board.
          4.3 Procedures for Selection and Election of Nominees.
               (a) Subject to Sections 4.1 and 4.2, in the event that the Infinity World Group wishes to designate any Nominees for election at any meeting of the stockholders of the Company whereby an election for directors of the Company shall take place, the Infinity World Group shall provide a written notice (the “Nomination Notice”) to the Board, in accordance with the procedures described in the proxy statement for the Company’s most recent annual meeting of stockholders, identifying each Nominee to which the Infinity World Group is entitled. Upon receiving a Nomination Notice, the Board shall take all actions reasonably necessary to select a

Nominee or Nominees from among the candidates and to include such Nominees in the Company’s next election for members of the Board and shall also recommend that the stockholders of the Company vote for each Nominee for election to the Board, including providing its written recommendation in any proxy materials presented to the stockholders of the Company for such election.
               (b) If necessary, upon the Infinity World Group delivering a Nomination Notice, the Board shall as promptly as practicable hold a special meeting of the Board (or shall duly take any action by the necessary written consent of the Board) and shall duly adopt resolutions: (i) increasing the number of authorized directors constituting the Board to allow for the number of Nominees set forth in the Infinity World Group’s Nomination Notice; and (ii) if the number of Nominees that the Infinity World Group wishes to nominate for election would increase the size of the Board to a number greater than twenty (20) members, the Board shall duly adopt resolutions, and take all other necessary corporate actions, to either increase the authorized number of directors constituting the Board or to otherwise cause a sufficient number of seats on the Board to be available so that each Nominee may be elected to the Board.
               (c) If at any time the Infinity World Group becomes entitled to designate a Nominee and the next meeting of the stockholders of the Company for the election of directors is not scheduled to take place for at least two (2) months from the date the Infinity World Group provides a Nomination Notice for such Nominee, the Board shall take all actions reasonably necessary, including adopting any necessary resolutions, to appoint such Nominee to serve as a member of the Board until the next meeting of the stockholders of the Company at which directors are to be elected. For such election, such Nominee shall then be nominated for election in accordance with this Section 4.3.
               (d) If at any time a Nominee who has been elected to serve on the Board pursuant to this Article 4 is to be removed upon the request of the Infinity World Group or such Nominee resigns as a member of the Board, the remaining members of the Board shall take all actions reasonably necessary, including adopting any necessary resolutions, to appoint such replacement Nominee, as promptly as practicable, to serve as a member of the Board until the next meeting of the stockholders of the Company at which directors are to be elected. For such election, such Nominee shall then be nominated for election in accordance with this Section 4.3.
               (e) The Company agrees that it shall take all other necessary or desirable actions that the Infinity World Group may reasonably request to ensure that the Nominees are elected to the Board and, if requested by the Infinity World Group, to remove or otherwise replace, as promptly as practicable, any Nominee with another Nominee appointed by the Infinity World Group.
     5. Registration Rights
          5.1 Shelf Registration of Transaction Shares.
               (a) As soon as practicable after the date hereof, the Company shall prepare and file or cause to be prepared and filed with the SEC, as part of the Current Shelf Registration pursuant to Rule 424(b)(7) of the Securities Act as soon as practicable but in any event no later than the date (the “Filing Deadline”) fifteen (15) business days after the date hereof, a Prospectus Supplement providing for the resale of the Transaction Shares in accordance with Rule 415 of the Securities Act from time to time by the Infinity World Group. Each member of the Infinity World Group shall be named as a selling securityholder in the Prospectus Supplement in such a manner as to permit each of them to deliver the Prospectus Supplement to purchasers of Transaction Shares in accordance with applicable law. The Prospectus Supplement shall provide for the sale of the Transaction Shares by the Infinity World Group in accordance with the methods of distribution elected by the Infinity World Group and the Infinity Group and its counsel shall be given a reasonable opportunity to review and provide comments to the Prospectus Supplement prior to its filing with the SEC.
               (b) If the Current Shelf Registration Statement covering resales of the Transaction Shares ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transaction Shares), or ceases to constitute an Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Current Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, registering the resale of the Transaction Shares from time to time by the Infinity World Group (a “Shelf Registration Statement”) so that all Transaction Shares outstanding as of the date of such filing are covered by a Shelf Registration Statement. Any such Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Transaction Shares for resale by the Infinity World Group in accordance with the methods of distribution elected by the Infinity World Group and set forth in the Shelf Registration Statement. Each Shelf Registration Statement that is filed on Form S-3 shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement on Form S-3 for the purposes contemplated by this Agreement. If the Company is eligible pursuant to Rule 430B(b) to omit from the related Prospectus the identities of selling securityholders and the amounts of securities to be registered on their behalf, upon the written request of the Infinity World Group the Company shall prepare and file each Shelf Registration Statement in a manner as to permit such omission and to allow for the subsequent filing of such information in a Prospectus Supplement pursuant to Rule 424(b), in the manner contemplated by Rule 430B(d) and in such case, the Company shall be obligated to file such a Prospectus Supplement within two business days after such written request to file the Prospectus Supplement is made by the Infinity World Group. If a new Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the new Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Shelf Registration Statement continuously effective until the end of the Effectiveness Period.
               (c) The Company shall amend and supplement the Prospectus Supplement and amend and supplement the Current Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such

Shelf Registration Statement or file a new Shelf Registration Statement, if required by the Securities Act.
               (d) The Company agrees that, unless it obtains the prior written consent of Infinity World or the consent of the managing underwriters in connection with any underwritten offering of Transaction Shares, and Infinity World agrees that, unless it obtains the prior written consent of the Company and any such underwriters, it will not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by the Infinity World Group will not include any information that conflicts with the information contained in the Current Shelf Registration Statement or the Prospectus Supplement and, any such Issuer Free Writing Prospectus, when taken together with the information in the Current Shelf Registration Statement and the Prospectus Supplement, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (e) The Company shall cause all Transaction Shares to be approved for listing on the New York Stock Exchange or any other securities exchange on which similar securities issued by the Company are then listed and all such shares shall be so listed upon issuance or acquisition thereof. In addition, the Company provide a transfer agent and registrar for all Transaction Shares registered pursuant hereunder and a CUSIP number for all such Transaction Shares, in each case not later than the effective date of such registration.
          5.2 Company Registration of Stockholder Shares.
               (a) If at any time the Company proposes to file a registration statement (other than a registration statement on Form S-8 or other similar form) for any of its capital stock under the Securities Act in connection with the public offering of such capital stock that would also register for resale any shares of capital stock for any stockholder of the Company (other than the Infinity World Group), the Company shall, not later than twenty (20) days prior to the filing with the SEC of any registration statement to effect the registration of such capital stock or other securities, give the Infinity World Group written notice of such proposed registration. Upon the written request of the Infinity World Group given within twenty (20) days after the mailing of the Company’s notice to the Infinity World Group described in the preceding sentence, the Company shall cause to be registered under the Securities Act that number of Registrable Securities held by the Infinity World Group equal to the product obtained by multiplying (i) the Infinity World Group Pro Rata Share, by (ii) the total number of shares of capital stock proposed to be registered on such registration statement by any selling stockholder of the Company.
               (b) If the registration statement under which the Company gives notice under this Section 5.2 is for an underwritten offering, the Company shall so advise the Infinity World Group. In such event, the right of the Infinity World Group to be included in a registration pursuant to this Section 5.2 shall be conditioned upon the Infinity World Group’s participation in such underwriting and the inclusion of the Infinity World Group’s Registrable Securities in the underwriting to the extent provided herein. Additionally, in such event, the Infinity World Group shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: (i) first, to the Company; and (ii) second, to the Infinity World Group and the other selling stockholders in accordance with their pro rata share (and giving effect to the Infinity World Group Pro Rata Share). In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Infinity World Group below the Infinity World Group Pro Rata Share without the written consent of the Infinity World Group. If the Infinity World Group disapproves of the terms of any such underwriting, the Infinity World Group may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities of the Infinity World Group excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
          5.3 Obligations of the Company. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Infinity World Group, keep such registration statement effective until the distribution contemplated in the registration statement has been completed; provided, however, that the period of time that the registration statement is kept effective shall be extended for a period of time equal to the period the Infinity World Group refrains from selling any securities included in such registration at the request of any underwriter of Common Stock (or other securities) of the Company.
               (b) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Infinity World Group, if any, copies of all such documents proposed to be filed at least five (5) days prior to the filing of such Registration Statement or amendment thereto or Prospectus or amendment or supplement thereto.
               (c) As promptly as practicable, give notice to the Infinity World Group: (i) when any Prospectus, amendment or supplement to any Prospectus, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment or supplement, when the same has been declared effective; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) of the determination by the Company that a post-effective amendment to a Registration Statement is required to be filed or will be filed with the SEC.

               (d) Upon: (A) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act; or (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall provide the Infinity World Group with written notice of such occurrence. In the case of clause (B) in the preceding sentence, the Company shall as promptly as practicable prepare and file pursuant to applicable law, a post-effective amendment to such Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder.
               (e) The Company will use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, and to otherwise ensure that the use of the Prospectus may be resumed as promptly as is practicable at the earliest possible moment, and provide immediate notice to the Infinity World Group of the withdrawal of any such order.
               (f) Prepare and file with the SEC any other amendments and supplements to a registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply, and use its reasonable best efforts to comply, with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (g) Furnish to the Infinity World Group such numbers of copies (without charge) of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Infinity World Group.
               (h) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Infinity World Group; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
               (i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Infinity World Group shall also enter into and perform its obligations under such an agreement.
               (j) If requested in writing in connection with a disposition of Transaction Shares pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Infinity World Group, any broker-dealers, attorneys and accountants retained by the Infinity World Group, and any attorneys or other agents retained by a broker-dealer engaged by the Infinity World Group, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Infinity World Group, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations.
               (k) Cause all such Registrable Securities of the Infinity World Group registered pursuant hereunder to be listed on the New York Stock Exchange or any other securities exchange on which similar securities issued by the Company are then listed.
               (l) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          5.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 5.1 or Section 5.2 herein shall be borne by the Company; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.2, the request of which has been subsequently withdrawn by the Infinity World Group unless the withdrawal is based upon material adverse information concerning the Company of which Infinity World was not aware as the time of such request.
          5.5 Indemnification. In the event any Registrable Securities of the Infinity World Group are included in a Registration Statement under this Section 5:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Infinity World Group, any underwriter (as defined in the Securities Act) for the Infinity World Group and each Person, if any, who controls the Infinity World Group or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Infinity World Group and any such underwriter, or controlling person of either any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Infinity World, or any underwriter or controlling person.
               (b) To the extent permitted by law, Infinity World will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or, any underwriter, and any controlling person of any such underwriter against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise solely out of or are based solely upon a Violation, that occurs in reliance upon and in conformity with written information furnished by Infinity World expressly for use in connection with such registration; and provided, however, that, in no event shall any indemnity under this Section 5.5(b) exceed the net proceeds from the offering received by Infinity World.
               (c) Promptly after receipt by an indemnified party under this Section 5.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.5.

               (d) If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Infinity World under this Section 5.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 5.
          5.6 Exchange Act Reports.
               (a) Financial and Other Reports. Until the expiration of the registration rights under Section 5 as set forth in Section 5.8:
                    (i) So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts to file with the SEC, at the times specified for the filing of such information, and shall simultaneously furnish Infinity World with copies of, such annual and quarterly reports as are specified in Sections 13 or 15(d) of the Exchange Act and applicable to a United States entity subject to such Sections. If the Company has not filed such annual or quarterly reports with the SEC within fifteen (15) days of the times specified for the filing of such information, the Company shall be required to, immediately thereafter, provide the Infinity World Group with the financial information set forth in Section 5.6(a)(ii) below; or
                    (ii) At any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Infinity World Group: (x) quarterly unaudited summary consolidated financial information within forty (40) days after the end of each quarter; and (y) annual consolidated audited financial statements within sixty (60) days after each year end, which, in the case of (x) and (y) above, shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.

               (b) Rule 144. With a view to making available to the Infinity World Group the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Infinity World Group to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;
               (ii) take any action as is necessary to enable the Infinity World Group to utilize Form S-3 for the sale of their Registrable Securities;
               (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (iv) furnish to the Infinity World Group, so long as the Infinity World Group owns any Registrable Securities, forthwith upon request: (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (y) such other information as may be reasonably requested in availing the Infinity World Group of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          5.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may be assigned (but only with all related obligations) by Infinity World to one or more transferees or assignees of such securities: who is an Affiliate or Affiliated partnership managed by the Infinity World Group. The rights pursuant to this Section 5 may also be transferred by the Infinity World Group pursuant to any pledge of any Registrable Securities in connection with any financing obtained by Infinity World Group in connection with the transactions contemplated hereunder or under the Joint Venture Agreement.
          5.8 Termination of Registration Rights. The Infinity World Group’s registration rights under this Section 5 shall expire if all Registrable Securities held by and issuable to the Infinity World Group (and its Affiliates) may be sold without respect to volume limitations under Rule 144 during any ninety (90) day period.
     6. MISCELLANEOUS.
          6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Infinity World Group may (a) assign, in its sole discretion, all (but not less than all) of its rights and interests hereunder to any Affiliate of the Infinity World Group and (b) grant a security interest in or otherwise pledge any or all of its rights and interests hereunder in favor of one or more institutional financing sources. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
          6.2 Aggregation of Stock. All shares of Registrable Securities beneficially owned or acquired by Affiliates of Infinity World shall be aggregated together for the purpose of this Agreement.
          6.3 Notices. Unless otherwise provided herein, any notice, request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (i) delivered by hand or sent by certified mail, return receipt requested, (ii) if sent by a nationally-recognized overnight delivery service with delivery confirmed, or (iii) if telexed or telecopied (or other similar electronic means), with receipt confirmed as follows:

Company:	MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: James J. Murren
Facsimile: (310) 449-8750

with a copy to:	Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP
10250 Constellation Boulevard
Suite 1900
Los Angeles, California 90067
Attention: Peter M. Weil, Esq.
Facsimile: (310) 556-2920

the Infinity World Group:	Infinity World Investments LLC
c/o Dubai World
Emirates Towers, Level 47
Sheikh Zayed Road
Dubai United Arab Emirates
Attention: Abdul Wahid A. Rahim Al Ulama
Facsimile: 971 439 03810

with a copy to:	Martin L. Edelman, Esq.
Paul, Hastings, Janofsky & Walker LLP
Park Avenue Tower
75 East 55th Street
New York, New York 10022
Facsimile: (212) 319-4090

               The parties shall promptly notify each other of any change in their respective addresses or facsimile numbers or of the individual or entity or office to receive notices, requests or other communications under this Section 6.3. Notice shall be deemed to have been given as of the date when so personally delivered, when physically delivered by the U.S. Postal Service at the proper address, the next day when delivered during business hours to an overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient
          6.4 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          6.5 Amendments and Waivers. This Agreement may not be amended or supplemented, unless set forth in a writing signed by each party hereto. Except as otherwise permitted in this Agreement, the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof. The rights and remedies of the parties hereto are cumulative and not alternative. Except as otherwise provided in this Agreement, neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
          6.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
          6.7 Confidentiality Agreement. Reference is hereby made to that certain Confidentiality Agreement dated as of August 7, 2007 by and between the Company and Dubai World (the “Confidentiality Agreement”) pursuant to which Dubai World and its Affiliates and subsidiaries have agreed not to acquire shares of Common Stock for the period of time specified in the Confidentiality Agreement. The Company hereby acknowledges, agrees and consents that the third sentence of paragraph 8 of the Confidentiality Agreement is hereby terminated and shall be of no further force or effect on Dubai World or its subsidiaries or affiliates, including with respect to the Infinity World Group or any of the transactions contemplated by this Agreement or the Tender Offer
          6.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.
          6.9 Choice of Venue. The parties agree that any actions or other proceedings arising out of or relating to this Agreement shall be brought by the parties and held and determined only in a Delaware state court or a federal court sitting in that state which shall be the exclusive venue of any such action or proceeding. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action or proceeding, and irrevocably consents and submits to the jurisdiction of such court (and the appropriate appellate courts) in any such action or proceeding. Any and all service of process and any other notice in any such action or proceeding shall be effective against such party when transmitted in accordance with subsection (a) of Section 6.3. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by applicable laws.
          6.10 Entire Agreement. This Agreement, together with the schedules hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
          6.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.12 Limited Liability. In the event (i) there is any default or alleged default by the Company under this Agreement, or (ii) Infinity World or the Company or any of their Affiliates has or may have any claim arising from or relating to the terms hereof, Infinity World shall not, and shall cause its Affiliates not to, commence any lawsuit or proceeding (including arbitration proceedings) or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or the Majority Stockholder or any of their Affiliates other than the Company. Neither Kirk Kerkorian nor the Majority Stockholder shall have any liability whatsoever with respect to this Agreement. Neither the Infinity World Group nor the Company shall assert, or permit any party claiming through the Infinity World Group or the Company to assert, a claim or seek to impose any liability against either Kirk Kerkorian or Majority Stockholder or any of their Affiliates (other than the Company), either collectively or individually, as to any matter or thing arising out of or relating to this Agreement. Neither Kirk Kerkorian nor the Majority Stockholder or any of their Affiliates (other than the Company), individually or collectively, is a party to this Agreement or is liable for any alleged breach or default of this Agreement by the Company. It is expressly understood and agreed that this provision shall have no force and effect with respect to any document or agreement as to which Kirk Kerkorian, the Majority Stockholder and any of their Affiliates is a party with the Infinity World Group or the Affiliates of the Infinity World Group, except as set forth in such other agreement.

          6.13 Specific Performance. Infinity World and the Company each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Each party hereto expressly waives any requirement that any other party hereto obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AND COMPANY SUPPORT AGREEMENT as of the date first written above.

MGM MIRAGE

/s/ Gary N. Jacobs
Name: Gary N. Jacobs
Title: Executive Vice President, General Counsel and Secretary

INFINITY WORLD INVESTMENTS LLC

/s/ Sultan Ahmed bin Sulayem
Name: Sultan Ahmed bin Sulayem
Title: President and Chief Executive Officer

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